Exhibit 23(a)

Jorden Burt LLP
1025 Thomas Jefferson Street, N.W.                  Brickell Avenue, Suite 500
Suite 400 East                                      Miami, Florida 33131-2803
Washington, D.C. 20007-5208                         (305) 371-2600
(202) 965-8100                                      Telecopier:  (305) 372-9928
Telecopier:  (202) 965-8104

                                                    175 Powder Forest Drive

                                                    Suite 201
                                                    Simsbury, CT  06089-9668
                                                    (860) 392-5000
                                                    Telecopier:
                                                    (860) 392-5058

                                                    HTTP://www.jordenusa.com

April 12, 2004

Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Greenwood Village, Colorado   80111

   Re: Post-Effective Amendment No. 4 to the Registration Statement on Form S-3 File No. 333-95839

Ladies and Gentlemen:

        We have acted as counsel to Great-West Life & Annuity Insurance Company, a Colorado corporation, regarding the federal securities laws applicable to the issuance and sale of the contracts described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                         Very truly yours,
                                                         /s/Jorden Burt LLP
                                                            Jorden Burt LLP